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                                                                    EXHIBIT 10.5

                                  AGREEMENT OF
                     DISSOLUTION OF ADVANCED FUELS, L.L.C.,
                                    BETWEEN
                        A-55, L.P. AND CATERPILLAR INC.


1. A-55 SHALL PAY CATERPILLAR FIVE MILLION SIX HUNDRED SIXTY-EIGHT THOUSAND, ONE HUNDRED FORTY ONE DOLLARS AND SIXTY CENTS ($5,668,141.60 ON OCTOBER 28, 1996) BY ELECTRONIC WIRE TRANSFER TO CATERPILLAR'S BANK ACCOUNT NO. 50-24390 AT FIRST NATIONAL BANK OF CHICAGO, ABA 071000013. SUCH PAYMENT REPRESENTS AN EQUITABLE ADJUSTMENT TO CATERPILLAR BASED ON THE VALUE OF THE ADVANCED FUEL'S ASSETS DISTRIBUTED TO A-55 AND CATERPILLAR UPON DISSOLUTION AND REFLECTS SATISFACTION OF EACH PARTIES' RESPONSIBILITY FOR ADVANCED FUELS' INDEBTEDNESS.

2. CATERPILLAR SHALL HAVE NONEXCLUSIVE RIGHTS TO ALL ADVANCED FUELS' TECHNOLOGY (E.G., ENGINE AND FUEL TECHNOLOGY TO WHICH ADVANCED FUELS OWNS OR HAS RIGHTS) AS OF DATE OF DISSOLUTION (INCLUDING TECHNOLOGY IN PROCESS AS OF DATE OF DISSOLUTION) IN ALL APPLICATIONS FOR PRODUCTS OF THE KIND SOLD BY CATERPILLAR, NOW AND IN THE FUTURE, SUBJECT TO THE FOLLOWING:

               A. A-55 SHALL HAVE EXCLUSIVE RIGHTS TO PROVIDE ADVANCED FUELS' ENGINE TECHNOLOGY TO CONVERT NON-CATERPILLAR ENGINES TO BURN AQUEOUS FUEL AND TO PROVIDE SUCH ENGINE TECHNOLOGY TO NONCATERPILLAR ENGINE MANUFACTURERS TO PRODUCE ENGINES TO BURN AQUEOUS FUEL, EXCEPT:

                      1. DURING THE FIRST THREE (3) YEARS AFTER DISSOLUTION, IF A-55, WITHOUT ANY PROPRIETARY INFORMATION FROM CATERPILLAR, CANNOT CONVERT NON-CATERPILLAR ENGINES TO BURN A CATERPILLAR AQUEOUS FUEL WITHIN THE TIME PERIOD REQUESTED BY CATERPILLAR, AND MEET ACCEPTABLE COST AND PERFORMANCE CRITERIA DETERMINED BY CATERPILLAR, THEN CATERPILLAR HAS THE RIGHT TO PROVIDE RETROFIT KITS FOR, OR TECHNOLOGY FOR CONVERTING, NON-CATERPILLAR ENGINES IN THE FIELD. AFTER SUCH THREE (3) YEAR PERIOD, CATERPILLAR HAS A NONEXCLUSIVE RIGHT TO SERVE CUSTOMERS BY PROVIDING KITS TO BURN CATERPILLAR AQUEOUS FUEL IN THEIR CATERPILLAR OR NON-CATERPILLAR ENGINES. CATERPILLAR IS NOT GIVEN THE RIGHT TO LICENSE OEMS.


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               B.     CATERPILLAR SHALL HAVE EXCLUSIVE RIGHTS TO
                      PROVIDE ADVANCED FUELS' ENGINE TECHNOLOGY TO
                      CONVERT CATERPILLAR ENGINES;

               C. CATERPILLAR SHALL NOT MAKE, HAVE MADE, USE, OR SELL GASOLINE OR NAPHTHA BASED AQUEOUS FUEL
                      OTHER THAN FOR CATERPILLAR DIESEL AND NATURAL GAS ENGINES; AND

               D. CATERPILLAR WILL SELL BUT NOT LICENSE DIESEL BASED AQUEOUS FUEL TECHNOLOGY FOR A PERIOD OF FIVE (5) YEARS. CATERPILLAR SHALL HAVE NO RIGHT TO LICENSE GASOLINE OR NAPHTHA BASED AQUEOUS FUEL TECHNOLOGY.

3. RECIPROCAL ROYALTY WHEREBY EACH COMPANY WILL PAY TO THE OTHER COMPANY A ROYALTY OF $0.005 PER GALLON OF AQUEOUS FUEL SOLD DIRECTLY, THROUGH LICENSE, BY SALE OF TECHNOLOGY OR BY OTHER ACTION OF THAT COMPANY (OR THE EQUIVALENT IN SURFACTANT), BUT THE FIRST PAYMENT SHALL NOT BE DUE UNTIL A COMPANY AND ITS LICENSEES HAVE CUMULATIVELY SOLD 2,000,000,000 GALLONS OF AQUEOUS FUEL (OR THE EQUIVALENT IN SURFACTANT). ROYALTY PAYMENTS WILL BE PAID ANNUALLY. A COMPANY'S ROYALTY OBLIGATIONS WILL TERMINATE TEN (10) YEARS FROM THE DATE THE FIRST ROYALTY PAYMENT IS DUE, I.E., INCLUDING THE FIRST PAYMENT, A MAXIMUM OF ELEVEN
(11) ROYALTY PAYMENTS WILL BE MADE BY A COMPANY.

4. JOINT PRESS RELEASE TO BE ISSUED ON DAY DISSOLUTION AGREEMENT IS SIGNED, AS FOLLOWS--"A-55, L.P. AND CATERPILLAR INC. HAVE DECIDED TO DISSOLVE THEIR JOINT VENTURE, ADVANCED FUELS, L.L.C. THE PURPOSE OF THE DISSOLUTION IS TO ENABLE THE COMPANIES TO PURSUE DIFFERENT PROGRAMS WITH THE LOW EMISSION AQUEOUS FUEL TECHNOLOGY TO CAPITALIZE ON BUSINESS OPPORTUNITIES. CATERPILLAR WILL FOCUS ITS AQUEOUS FUEL ACTIVITIES IN THE KINDS OF PRODUCTS IT PRODUCES OR WILL PRODUCE, AND A-55 WILL PURSUE ALL OTHER POTENTIAL AQUEOUS FUEL APPLICATIONS FOR THE TECHNOLOGY."

5. NEITHER CATERPILLAR NOR A-55 SHALL USE THE NAME "ADVANCED FUELS" OR ANY NAME SIMILAR TO OR CONFUSINGLY SIMILAR TO IN THE MARKET PLACE, FOR ANY BUSINESS IN WHICH CATERPILLAR OR A- 55 HAS AN INTEREST. A-55 WILL KEEP THE NAME A-21 AND THE TRADEMARK SYMBOL OF ADVANCED FUELS.

6. ADVANCED FUEL'S INVENTIONS UPON DISSOLUTION WILL BE ASSIGNED TO A-55, SUBJECT TO CATERPILLAR'S RIGHTS HEREUNDER.

7. A-55 AND RUDOLF W. GUNNERMAN HEREBY WITHDRAWS AND RELEASES ANY AND ALL NOTICES OR CLAIMS THAT ADVANCED FUELS, L.L.C. OR CATERPILLAR IS IN DEFAULT UNDER THE LIMITED


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LIABILITY COMPANY AGREEMENT OF ADVANCED FUELS, L.L.C. OR RELATED AGREEMENTS.

8. SUBSEQUENT TO THE EFFECTIVE DATE AND FOR A PERIOD OF ONE YEAR CATERPILLAR AND A-55 AGREE TO REFER ALL INQUIRIES ABOUT THE JOINT VENTURE AND ITS TECHNOLOGY TO THEIR RESPECTIVE PUBLIC RELATIONS GROUPS FOR RESPONSE ALONG THE LINES OF THE ABOVE PUBLISHED PRESS RELEASE.

9. PRIOR TO THE DATE OF DISSOLUTION, ADVANCED FUELS SHALL GIVE ACCESS TO A-55 AND CATERPILLAR ALL ADVANCED FUELS' INFORMATION IT OWNS OR TO WHICH IT HAS RIGHTS. A-55 AND CATERPILLAR AGREE TO PROTECT AS CONFIDENTIAL INFORMATION ALL PROPRIETARY INFORMATION OF THE OTHER PARTY (A-55 OR CATERPILLAR) RECEIVED BY OR IN THE POSSESSION OF ADVANCED FUELS.

10. IF A-55 AND/OR RUDOLF GUNNERMAN OR CATERPILLAR INC. ENTER INTO AN ARRANGEMENT WITH AN OIL COMPANY FOR THE MANUFACTURE OR DISTRIBUTION OF DIESEL BASED AQUEOUS FUEL AND RECEIVES A LUMP SUM, THE PARTY ENTERING THE ARRANGEMENT WILL PROVIDE THE OTHER PARTY TWENTY PERCENT (20%) OF ANY LUMP SUM PAYMENT.

11. IF CATERPILLAR INC. DOES NOT RECEIVE FIVE MILLION SIX HUNDRED SIXTY-EIGHT THOUSAND, ONE HUNDRED FORTY-ONE DOLLARS AND SIXTH-EIGHT CENTS ($5,668,141.68) BY WIRE TRANSFER IN ACCOUNT #50-24390 AT THE FIRST NATIONAL BANK OF CHICAGO--ABA 071000013-BY THE CLOSE OF THE BUSINESS DAY MONDAY, OCTOBER 28, 1996, A-55 AND RUDOLF GUNNERMAN BY THIS AGREEMENT HEREBY TRANSFERS AND ASSIGNS ALL RIGHT, TITLE AND INTEREST OF RUDOLF GUNNERMAN AND A-55 IN ADVANCED FUELS TO CATERPILLAR INC. INCLUDING ALL INTELLECTUAL PROPERTY OF ADVANCED FUELS INCLUDING LICENSES, TRADE SECRETS, PATENTS, AND PATENT APPLICATIONS (INCLUDING THE FIVE PATENT APPLICATIONS PREPARED BY FISH & RICHARDSON FOR ADVANCED FUELS AND THE APPLICATION FILED BY RUDOLF GUNNERMAN FOR SIMILAR SUBJECT MATTER IN 1996).

12. CATERPILLAR INC. ASSUMES RESPONSIBILITY FOR ANY OUTSTANDING THIRD PARTY INDEBTEDNESS OF ADVANCED FUELS.


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Agree to this Agreement, on this 24th day of October 1996.


A-55, L.P.                                         CATERPILLAR INC.
BY:  RWG, Inc., General Partner


BY:/s/ Rudolf W. Gunnerman
   -----------------------------                   BY:/s/ Gerald L. Shaheen
RUDOLF W. GUNNERMAN, PRESIDENT                        -------------------------
                                                   GERALD L. SHAHEEN, VICE
                                                   PRESIDENT

BY:/s/ Rudolf W. Gunnerman
   -----------------------------
RUDOLF W. GUNNERMAN, AS AN
INDIVIDUAL

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